Exhibit 4.5


                           HOLLYWOOD PRODUCTIONS, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY



                    REDEEMABLE COMMON STOCK PURCHASE WARRANT




                                WARRANT AGREEMENT

                           Dated as of ________, 1998


                  AGREEMENT dated as of ___________, 1998, HOLLYWOOD PRODUCTIONS, INC., a Delaware corporation (hereinafter "the Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant and Transfer Agent (hereinafter "the Warrant Agent").

         WHEREAS, the Company proposes to issue as a distribution to its shareholders of record as of May 8, 1998, 2,686,944 Redeemable Common Stock Purchase Warrants ("the Warrants"), each to purchase one share of Common Stock at a purchase price of $4.00 per share for a period of three years commencing on ____________, one year from the date the Warrants are issued. The Warrants are redeemable by the Company at any time, commencing one year from issuance, upon 30 days' prior notice, at a redemption price of $.05 each, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days, ending on the third day prior to the date on which the Company gives notice, has been at least $6.00. The Warrants will remain exercisable during the 30 day notice period, and;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     Section 2. Form of Warrants. The text of the Warrants and of the form of election to purchase shares as is printed on the reverse thereof as now outstanding, is substantially as set forth respectively in Appendix A attached hereto. The per share Warrant Price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     The Warrants will be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

     Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as Warrant Agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons who manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     Section 4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be delivered by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares.

     Section 5. Rights of Redemption by Company. The Warrants are redeemable by the Company at any time, commencing one year from issuance, upon 30 days' prior notice, at a redemption price of $.05 each, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days, ending on the third day prior to the date on which the Company gives notice, has been at least $6.00. The Warrants will remain exercisable during the 30 day notice period. The holder of any Warrants so called, and not either converted or tendered back to the Company by the end of the date specified in the Notice of Call, will be entitled only to the redemption price of such Warrant, if redeemed, and will forfeit his right to so exercise.

     Section 6. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of a Warrant shall have the right to purchase one (1) share of Common Stock at a price of $4.00 for a period of three years, commencing on _____________. The Company shall issue and sell to such registered holder of Warrants the number of fully paid and non-assessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase duly filled in and signed, and upon payment to the order of the Company for the Warrant exercise price, determined in accordance with Sections 10 and 11 herein, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft or postal or express money order, payable in United States Dollars to the order of the Company. No adjustment shall be made for any dividends on any Common Shares issuable upon exercise of an Warrant. Subject to Section 7, upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the largest number of whole Common Shares so purchased upon the exercise of such Warrants. The Company shall not be required to issue any fraction of a Share of Common Stock or make any cash or other adjustment as provided in Section 12 herein, in respect of any fraction of a Common Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid and provided, however, that if at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the aforesaid transfer books, unless otherwise required by law or by applicable rule of national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the Shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section during the warrant exercise period, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

     Section 7. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Common Shares in a name other than that of the registered holder of Warrants in respect of which such Shares are issued, and in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 8. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, it its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant(s), or in lieu of substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant, and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 9. Reservation of Common Shares. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Shares and every subsequent transfer for any Shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as shall be requisite for such purpose. The Company agrees that all Common Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Shares, validly issued and outstanding, fully paid and non-assessable and listed on any national security exchange upon which the other Common Shares are then listed. The Company will file such Registration Statement pursuant to the Securities Act of 1933, as amended with respect to the Common Shares as may be necessary to permit it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of Section 11(a)(3) of such Securities Act and otherwise complying therewith, and will deliver such a Prospectus to each such person. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer a for any Shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no Common Shares shall be subject to reservation in respect to such Warrants which shall have expired.

     Section 10. Warrant Price. Each Warrant shall allow the holder thereof to purchase one share of Common Stock at a price of $4.00 per whole Share. No fractional Shares shall be issued for the Warrants.

     Section 11.  Adjustments.  Subject and pursuant to the  provisions  of this
Section 11, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as hereinafter set forth.

     (A) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, split-up thereof, or other such issuance without additional consideration, the Warrant Price immediately prior to such subdivision shall be proportionately decreased and, if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Warrant Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Warrant Price shall become effective at the close of business on the record date for such subdivision or combination.

     (B) In the event that prior to any Warrant's expiration date the Company adopts a resolution to merge, consolidate, or sell all or substantially all of its assets, each Warrant holder upon the exercise of his Warrant will be entitled to receive the same treatment as the holder of any other Share of Common Stock. In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the registered holders of the Warrants. Thereupon, all liquidation and dissolution rights under the Warrants will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.

     (C) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent a Supplemental Warrant Agreement providing that each registered holder of a Warrant shall have the right thereafter and until the expiration date to exercise such Warrant for the kind and amount of stock securities, cash, or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of Shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11.

     (D) In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then such Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

     (E) Upon any adjustment of the Warrant Price as hereinabove provided, the number of Common Shares issuable upon exercise of this Warrant shall be changed to the number of Shares determined by dividing (i) the aggregate Warrant Price payable for the purchase of all Shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Warrant Price per Share in effect immediately after such adjustment.

     (F) Anything hereinabove to the contrary notwithstanding, no adjustment of the Warrant Price of in the number of Common Shares subject to this Warrant shall be made upon the issuance or sale by the Company of any Common Shares pursuant to the exercise of any Underwriter's Warrants which may be issued by the Company pursuant to any Underwriting Agreement between the Company and Underwriter or pursuant to the issuance of Shares of Common Stock upon exercise of any of the Warrants or pursuant to a stock option plan which may be adopted by the Company.

     (G) No adjustment in the Warrant Price shall be required under Section 11 hereof, unless such adjustment would require an increase or decrease in such price of at least $.01 provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares or issue any additional Common Shares as a dividend, said amount of $.01 per Share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

     (H) On the effective date of any new Warrant Price the number of Shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

     (I) The form of Warrant need not be changed because of any change pursuant to this Article, and Warrants issued after such change may state the same
Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     Section 12. Fractional Interest. The Company shall not be required to issue fractions of Common Shares on the exercise of Warrants or any cash or other adjustment in respect of such fractions of Common Shares. If any fraction of a Common Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall issue the largest number of whole shares of Common Stock to which the Warrant Certificate is entitled. All calculations under this Section 12 shall be made to the nearest whole Share.

     Section 13. Notices to Warrantholders.

     (A) Upon any adjustment of the Warrant Price and the number of Shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase of decrease, if any, in the number of Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculations and the facts upon which such calculation is based. The Company shall also publish such notice once in two Authorized Newspapers. For the purpose of this Agreement, an Authorized Newspaper shall mean a newspaper customarily published on each business day, in one or more morning editions or one or more evening editions, or both (and whether or not it shall be published in Saturday and Sunday editions or on holidays), printed in the English language and of general circulation in the Borough of Manhattan, City and State of New York. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

     (B) In case at any time:

     (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in Section 13 of the date on which
(i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation or winding up, as the case may be. Such notice shall be given and published at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 13 inclusive.

     (C) Upon any redemption of the Warrants pursuant to Section 5 hereof, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, with directions that the Warrant Agent send a copy of each such notice to each registered holder of Warrants by first class mail, postage prepaid, at his address appearing on the Warrant register as of the record date for the determination of the Warrantholders entitled to such documents, which notice shall state the terms for such redemption, setting forth in reasonable detail the procedure for redemption and the effect thereof. The Company shall also publish such notice once in two Authorized Newspapers, one of which shall be the Wall Street Journal. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject redemption.

     (D) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

     Section 14. Disposition of Proceeds on Exercise of Warrants.

     (A) The Warrant Agent shall forward promptly to the Company, with respect to Warrants exercised, the funds which will be deposited in a special account in a bank designated by the Company for the benefit of the Company, for the purchase of Common Shares through the exercise of such Warrants.

     (B) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     Section 15. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, shall be the successor to the Warrant Agent hereunder without the execution or filing of nay paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall have not been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (A) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

     (B) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     (C) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with opinion or the advice of such counsel.

     (D) The Warrant Agent shall incur no liability or responsibility to the Company or to the holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other papers, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (E) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

     (F) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

     (G) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and free as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (H) The Warrant Agent shall act hereunder solely as and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

     (I) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform nay duty hereunder, either itself or by or through its attorneys, s or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, officers or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

     (J) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its president or a vice president, or its secretary or an assistant secretary or its treasurer or an assistant treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the secretary or an assistant secretary of the Company.

     Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation will take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company or an active transfer Agent, in good standing, incorporated under the laws of the State of New York or of the United States of America. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section 17 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 18. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Shares or of any subsequent transfer Agent for Common Shares or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent. The Warrant Agent hereby acknowledges that it is, at the time of execution hereof, the Transfer Agent, and waives any statement required herein with respect thereto.

     Section 19. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           Hollywood Productions, Inc.
                          14 East 60th Street, Room 402
                               New York, NY 10022


                                    Copy to:

                              Klarman & Associates
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583

     Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                   Continental Stock Transfer & Trust Company
                                   2 Broadway
                            New York, New York 10002
                           Attn: Compliance Department

     Section 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

     Section 21. Successors. All the covenants and provisions of this Agreement by and for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 22. New York Contract. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

     Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be considered an original.

     Section 25. Effectiveness. This Agreement shall be deemed binding and therefore in effect as of, and subject to, _________________.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            HOLLYWOOD PRODUCTIONS, INC.


                                        By:
                                            Harold Rashbaum, President
(Seal)

Attest:



Robert DiMilia, Secretary

                                                    CONTINENTAL STOCK TRANSFER &
                                                                  TRUST COMPANY.


                                            By:

Appendix A

VOID AFTER                , 1998

           REDEEMABLE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

No.

                           HOLLYWOOD PRODUCTIONS, INC.


         This certifies that FOR VALUE RECEIVED


     or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value, of Hollywood Productions, Inc., a Delaware corporation (the "Company"), at any time between the date hereof and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant certificate with the Subscription From on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated , 1998, by and among the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on , 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented by this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file post effective amendments to the registration statement (when events require such amendments) and will use its best efforts to cause the same to become effective and to keep such registration statement current. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any service charge in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrant will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Warrants represented by this Warrant Certificate may be redeemed at the option of the company upon at a redemption price of $.05 per warrant, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days, ending on the third day prior to the date on which the Company gives notice, has been at least $6.00. Notice of redemption shall be given upon not less than thirty days nor more than sixty prior to the date fixed for redemption as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented by this Warrant Certificate except to receive the $.05 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                                     BY
                                                           (Facsimile Signature)
COUNTERSIGNED                                              President

CONTINENTAL STOCK TRANSFER &                               BY
TRUST COMPANY, as Warrant Agent                            Secretary


BY
         Authorized Officer

                                SUBSCRIPTION FORM
      To Be executed by the Registered Holder in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of______________________________.

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      (please print or type name and address)
and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered, to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. if not solicited by an NASD member, please write "unsolicited" in the space below.

----------------------------------------
(Name of NASD Member)

Dated:________________________ X_______________________________________

----------------------------------------

----------------------------------------
Address
----------------------------------------
Taxpayer Identification Number

----------------------------------------
Signature Guaranteed

----------------------------------------


                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                       PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      (Please print or type name and address)

--------------------------------------------------------------------------------

     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

____________________________________________________________________Attorney  to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ___________________

X____________________________________________

Signature Guaranteed

---------------------------------------------

     THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK, TRUST COMPANY OR SAVINGS ASSOCIATION, CREDIT UNION OR MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.



                                      II-4